Exhibit 99.2

MaxLinear, Inc. and Wireless Infrastructure Backhaul Business
Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Condensed Pro Forma Financial Information

On April 28, 2016, MaxLinear entered into an asset purchase agreement with Microsemi Storage Solutions, Inc., formerly known as PMC-Sierra, Inc., or Microsemi, and consummated the transactions contemplated by the asset purchase agreement. MaxLinear paid cash consideration of $21.0 million for the purchase of certain assets of Microsemi's wireless infrastructure access business, and the assumption of certain liabilities.
On July 1, 2016, MaxLinear, Inc., or MaxLinear, consummated the transactions contemplated by an asset purchase agreement that MaxLinear entered into with Broadcom Corporation. MaxLinear paid cash consideration of $80.0 million for the purchase of certain assets of Broadcom's wireless infrastructure backhaul business, and the assumption of certain liabilities. The assets acquired include, among other things, certain patents and other intellectual property, certain designs, a workforce-in-place, and other intangible assets, as well as tangible assets that include but are not limited to production masks and other production related assets, inventory, and other property and equipment. The liabilities assumed include, among other things, product warranty obligations, liabilities related to technologies acquired, and a payable to Broadcom as reimbursement of costs to terminate employees of the Business, some of who were rehired by MaxLinear upon the closing of the acquisition.

For each of these acquisitions, the acquired assets and liabilities, together with the rehired employees, represent a business as defined in ASC 805, Business Combinations.
MaxLinear is filing the following unaudited pro forma condensed combined financial statements of MaxLinear and the wireless infrastructure backhaul business and the wireless infrastructure access business pursuant to certain requirements of Article 11 of SEC Regulation S-X, as required to be filed pursuant to Item 9.01 of Form 8-K. The proforma combined financial statements as of and for the six months ended June 30, 2016 are based on the historical unaudited consolidated financial statements of MaxLinear as of and for the six months ended June 30, 2016 included in MaxLinear's Quarterly Report on Form 10-Q filed by MaxLinear with the SEC on August 8, 2016, or the Quarterly Report, the unaudited abbreviated financial statements of the wireless infrastructure access business for the four months ended April 27, 2016 and the unaudited abbreviated financial statements of the wireless infrastructure backhaul business as of and for the six months ended June 30, 2016, as filed as Exhibit 99.1 to this Amendment to the Current Report on Form 8-K, or Form 8-K/A, after giving effect to MaxLinear's acquisition of certain operational assets and certain liabilities relating to the wireless infrastructure backhaul business, and includes the assumptions and adjustments as described in the accompanying notes hereto. The proforma combined financial statements for the year ended December 31, 2015 are based on the historical audited consolidated financial statements of MaxLinear as of and for the year ended December 31, 2015 included in MaxLinear's Annual Report on Form 10-K filed by MaxLinear with the Securities and Exchange Commission, or the SEC, on February 17, 2016, as amended by Amendment No. 1 filed with the SEC on April 28, 2016, or the Annual Report, the audited abbreviated financial statements of the wireless infrastructure access business as of and for the year ended December 31, 2015, as filed as Exhibit 99.1 to the Form 8-K/A filed by MaxLinear with the SEC on June 20, 2016, and the audited abbreviated financial statements of the wireless infrastructure backhaul business as of and for the year ended December 31, 2015, as filed as Exhibit 99.1 to this Form 8-K/A, after giving effect to MaxLinear's acquisition of certain operational assets and certain liabilities relating to the wireless infrastructure backhaul business, and includes the assumptions and adjustments as described in the accompanying notes hereto.
The unaudited pro forma condensed combined balance sheet as of June 30, 2016 is presented as if the acquisition of the wireless infrastructure backhaul business and the wireless infrastructure access business had occurred on June 30, 2016. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the six months ended June 30, 2016 gives effect to both acquisitions as if they occurred on January 1, 2015. The unaudited pro forma condensed combined consolidated financial statements are not intended to represent or be indicative of the financial position or results of operations of the combined entity that would have been reported if the acquisitions had been consummated on January 1, 2015. In addition, the unaudited pro forma condensed combined consolidated financial statements do not purport to project the financial position or results of operations of the consolidated company as of and for the fiscal year ending December 31, 2016, or of any other future periods.
The unaudited pro forma condensed combined consolidated balance sheet has been prepared using the acquisition method of accounting. The estimated fair values of the acquired assets and assumed liabilities as of the date of acquisition, which are based on estimates and assumptions of MaxLinear, the consideration paid and the entries to record the direct transaction costs incurred are reflected therein. As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements, the total purchase price of approximately $80.0 million to acquire the wireless infrastructure backhaul business has been allocated to the assets acquired and assumed liabilities of the wireless infrastructure backhaul business based upon preliminary estimated fair values at the date of acquisition. Independent valuation specialists have conducted analyses in order to assist management of MaxLinear in determining the fair values of the selected assets. MaxLinear’s management is responsible for these internal and third party valuations and appraisals. MaxLinear is continuing to finalize the valuations of these net assets. The fair value allocation consists of preliminary estimates and analyses and is subject to change upon the finalization of the appraisals and other valuation analyses, which is expected to be completed by the end of the second quarter of 2017. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the financial results of MaxLinear.
The unaudited pro forma condensed combined financial statements of MaxLinear and the wireless infrastructure backhaul business should be read in conjunction with the Current Report on Form 8-K filed on July 1, 2016, the historical audited consolidated financial statements and accompanying notes thereto of MaxLinear contained in its Annual Report, the historical unaudited consolidated financial statements and accompanying notes thereto of MaxLinear contained in its Quarterly Report, the abbreviated financial statements for the wireless infrastructure access business as of and for the year ended December 26, 2015 (audited), included as Exhibit 99.1 to the Form 8-K/A filed with the SEC on June 20, 2016, and the abbreviated financial statements for the wireless infrastructure backhaul business as of and for the year ended December 31, 2015 (audited) and as of and for the six months ended June 30, 2016 (unaudited), included as Exhibit 99.1 to this Form 8-K/A.

MaxLinear, Inc. and Wireless Infrastructure Backhaul Business
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2016
(in thousands)

	MaxLinear, Inc. Historical	Wireless Infrastructure Backhaul Business Historical	Pro Forma Adjustments Total	Note 4	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$147,582	$—	$(81,154)	(a)	$66,428
Short-term investments, available-for-sale	28,899	—	—		28,899
Accounts receivable, net	44,340	—	—		44,340
Inventory	25,604	3,410	5,305	(b)	34,319
Prepaid expenses and other current assets	4,982	—	2,181	(c)	7,163
Total current assets	251,407	3,410	(73,668)		181,149
Property and equipment, net	21,134	490	901	(d)	22,525
Intangible assets	60,675	—	59,500	(e)	120,175
Goodwill	56,714	—	16,054	(f)	72,768
Other long-term assets	1,982	—	—		1,982
Total assets	$391,912	$3,900	$2,787		$398,599
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,114	$—	$—		$8,114
Deferred revenue and deferred profit	5,798	—	—		5,798
Accrued price protection liability	18,270	—	—		18,270
Accrued expenses and other current liabilities	13,125	2,897	2,742	(c)	18,764
Accrued compensation	10,313	2,202	—		12,515
Total current liabilities	55,620	5,099	2,742		63,461
Deferred rent	10,040	—	—		10,040
Other long-term liabilities	5,064	—	—		5,064
Total stockholders’ equity	321,188	—	(1,154)	(a)	320,034
Total liabilities and stockholders’ equity	$391,912	$5,099	$1,588		$398,599

See accompanying notes to unaudited pro forma condensed combined financial statements.

MaxLinear, Inc. and Wireless Infrastructure Backhaul Business
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2016
(in thousands, except per share data)

	MaxLinear, Inc. Historical	Wireless Infrastructure Access Business Historical	Wireless Infrastructure Backhaul Business Historical	Pro Forma Adjustments	Note 4	Pro Forma Combined

Net revenue	$204,372	$3,276	$7,737	$—		$215,385
Cost of net revenue	80,289	1,264	3,975	1,574	(g)	87,102
Gross profit	124,083	2,012	3,762	(1,574)		128,283
Operating expenses:
Research and development	47,789	1,546	11,182	335	(i)	60,852
Selling, general and administrative	30,115	340	1,528	1,490	(g)(h)	33,473
Impairment losses	2,106	—	—	—		2,106
Total operating expenses	80,010	1,886	12,710	1,825		96,431
Income (loss) from operations	44,073	126	(8,948)	(3,399)		31,852
Interest income	337	—	—	—		337
Other expense, net	(74)	—	—	—		(74)
Income (loss) before income taxes	44,336	126	(8,948)	(3,399)		32,115
Provision for income taxes	1,071	—	—	636	(j)	1,707
Net income (loss)	$43,265	$126	$(8,948)	$(4,035)		$30,408
Earnings per share:
Basic	$0.69					$0.48
Diluted	$0.64					$0.45
Shares used to compute earnings per share:
Basic	63,056					63,056
Diluted	67,110					67,110

See accompanying notes to unaudited pro forma condensed combined financial statements.

MaxLinear, Inc. and Wireless Infrastructure Backhaul Business
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2015
(in thousands, except per share data)

	MaxLinear, Inc. Historical	Wireless Infrastructure Access Business Historical	Wireless Infrastructure Backhaul Business Historical	Pro Forma Adjustments	Note 4	Pro Forma Combined

Net revenue	$300,360	$3,836	$29,688	$—		$333,884
Cost of net revenue	144,937	2,468	10,852	4,229	(g)	162,486
Gross profit	155,423	1,368	18,836	(4,229)		171,398
Operating expenses:
Research and development	85,405	6,991	29,534	670	(i)	122,600
Selling, general and administrative	77,981	2,980	2,928	6,263	(g)	90,152
Impairment losses	21,600	—	—	—		21,600
Restructuring	14,086	—	—	—		14,086
Total operating expenses	199,072	9,971	32,462	6,933		248,438
Loss from operations	(43,649)	(8,603)	(13,626)	(11,162)		(77,040)
Interest income	275	—	—	—		275
Other income, net	468	—	—	—		468
Loss before income taxes	(42,906)	(8,603)	(13,626)	(11,162)		(76,297)
Provision for income taxes (income tax benefit)	(575)	—	—	909	(j)	334
Net loss	$(42,331)	$(8,603)	$(13,626)	$(12,071)		$(76,631)
Net loss per share:
Basic	$(0.79)					$(1.44)
Diluted	$(0.79)					$(1.44)
Shares used to compute net loss per share:
Basic	53,378					53,378
Diluted	53,378					53,378

See accompanying notes to unaudited pro forma condensed combined financial statements.

MaxLinear, Inc. and Wireless Infrastructure Backhaul Business
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of Transaction

On July 1, 2016, MaxLinear, Inc., or MaxLinear, consummated the transactions contemplated by an asset purchase agreement that MaxLinear entered with Broadcom Corporation, or Broadcom. MaxLinear paid cash consideration of $80.0 million for the purchase of certain assets of Broadcom's wireless infrastructure backhaul business, and assumed certain liabilities. The assets acquired include, among other things, digital baseband, radio frequency (“RF”), and analog/mixed signal patents and other intellectual property, in-production and next-generation digital baseband and RF transceiver integrated circuit and reference platform designs, a workforce-in-place, and other intangible assets, as well as tangible assets that include but are not limited to production masks and other production related assets, inventory, and other property and equipment. The liabilities assumed include, among other things, product warranty obligations, liabilities for technologies acquired, and a payable to Broadcom as reimbursement of costs to terminate employees of the wireless infrastructure backhaul business, some of whom were hired by MaxLinear upon closing of the acquisition. The acquired assets and assumed liabilities, together with the rehired employees, represent a business as defined in ASC Topic 805, Business Combinations.

MaxLinear intends to integrate the acquired assets and rehired employees into MaxLinear's existing business. The asset purchase agreement also contains customary representations, warranties and covenants, including non-competition, non-solicitation, and indemnification provisions set forth therein.

2. Basis of Presentation

The unaudited pro forma condensed combined financial data included herein was prepared in accordance with SEC Regulation S-X Article 11 and is based on the historical consolidated financial statements of MaxLinear, abbreviated financial statements derived from the accounting records of the wireless infrastructure access business, and the abbreviated financial statements derived from the accounting records of the wireless infrastructure backhaul business, adjusted using the acquisition method of accounting. Historically, the wireless infrastructure access business and the wireless infrastructure backhaul business did not maintain certain distinct and separate accounts from other products at Microsemi and Broadcom, respectively. Consequently, full separate financial statements did not exist. The abbreviated financial statements of the wireless infrastructure access business and the wireless infrastructure backhaul business were prepared solely for the purpose of complying with the requirements of Rule 3-05 of SEC Regulation S-X. The abbreviated financial statements include statements of net revenues and direct costs and operating expenses, which reflect only revenues, costs, and operating expenses directly attributed to products included in the wireless infrastructure access business and the wireless infrastructure backhaul business and exclude corporate overhead, depreciation of assets not acquired, foreign currency translation gains and losses, interest expense and income taxes. MaxLinear is not currently aware of any significant accounting policy differences between MaxLinear and the wireless infrastructure access business and the wireless infrastructure backhaul business, but if any further information becomes available, such policy differences may be identified and could result in significant differences from the unaudited pro forma condensed combined financial statements.

The acquisition method of accounting requires, among other things, that assets and liabilities acquired be recognized at their fair values as of the acquisition date. Financial statements of MaxLinear issued after completion of the acquisition of the wireless infrastructure backhaul business will reflect such fair values, measured as of the acquisition date, which may be different than the estimated fair values included in these unaudited pro forma condensed combined financial statements as if the acquisition had occurred on January 1, 2015. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers unrelated to MaxLinear in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, MaxLinear may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect MaxLinear’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Acquisition-related transaction costs (such as advisory, legal, valuation and other professional fees) are not included as a component of acquisition consideration. Such costs are expensed in the periods incurred. MaxLinear expects to incur total acquisition-related transaction costs related to the wireless infrastructure access business and wireless infrastructure backhaul business of approximately $1.8 million, including amounts incurred and paid prior to this filing.

MaxLinear, Inc. and Wireless Infrastructure Backhaul Business
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

3. Preliminary Purchase Price Allocation
The following is an allocation of purchase price as of the July 1, 2016 acquisition closing date based upon a preliminary estimate of the fair value of the assets acquired and the liabilities assumed by MaxLinear in the acquisition (in thousands):

Description	Amount
Fair value of consideration transferred:
Cash	$80,000

Preliminary purchase price allocation:
Inventory	$8,715
Other receivables	2,181
Property and equipment	1,391
Identifiable intangible assets	59,500
Accrued expenses and other current liabilities	(5,639)
Accrued compensation	(2,202)
Identifiable net assets acquired	63,946
Goodwill	16,054
Total purchase price	$80,000
The estimated fair value of assets acquired and liabilities assumed performed for the purposes of these unaudited pro forma combined financial statements was primarily limited to the preliminary identification and valuation of intangible assets (Note 5) and inventory by independent valuation specialists. Estimates of fair value require management to make significant estimates and assumptions which are preliminary and subject to change upon finalization of the valuation analysis. Although final determination may result in different asset and liability fair values, it is not expected that such differences will be material to understanding the impact of the transaction on the financial results of MaxLinear. The goodwill recognized is attributable primarily to the acquired workforce, expected synergies, and other benefits that MaxLinear believes will result from integrating the operations of the wireless infrastructure backhaul business with the operations of MaxLinear.

MaxLinear, Inc. and Wireless Infrastructure Backhaul Business
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations
The following summary of adjustments included in the pro forma condensed combined financial statements:

(a)	To record the reduction of MaxLinear’s cash as a result of the consideration paid to Broadcom of $80.0 million and approximately $1.2 million in estimated transaction costs.

(b)
To record the preliminary purchase accounting adjustments related to assigning a fair value to the acquired inventory, which included, among other things, an adjustment to inventory, commonly referred to as “stepped-up value,” of approximately $5.3 million, representing the estimated profit margin in acquired inventory.

(c)
To record value added tax receivable and payable of $2.2 million on severance obligations and certain intellectual property purchased in foreign jurisdictions, which is expected to be recoverable per the APA, and to record estimated liabilities for license fees associated with technologies acquired.

(d)	To record the preliminary purchase accounting adjustments of $0.9 million related to assigning a fair value to acquired property and equipment.

(e)	To record the preliminary fair value of the acquired intangibles of $59.5 million.

(f)
To record the preliminary fair value of goodwill resulting from the excess of consideration paid over the valuation of the net assets acquired. Goodwill resulting from the acquisition is not amortized, and will be assessed for impairment at least annually.

(g)
To record additional amortization expense related to intangible assets from book value to preliminary fair value as if the acquisitions of Microsemi's wireless infrastructure access business and Broadcom's wireless infrastructure backhaul business occurred on January 1, 2015 based on preliminary estimates of the useful lives of the finite-lived intangible assets and usage of inventory based on forecasted product sales, respectively. In the unaudited combined statements of operations, cost of net revenue has been adjusted to reflect incremental amortization expense of $1.6 million and $4.2 million for the six months ended June 30, 2016 and year ended December 31, 2015, respectively, and selling, general and administrative expense has been adjusted to reflect incremental amortization expense of $2.8 million and $6.3 million for the six months ended June 30, 2016 and year ended December 31, 2015, respectively.

(h)
To remove aggregate transaction costs of approximately $1.3 million related to the acquisitions of the wireless infrastructure access line and wireless infrastructure backhaul businesses included in MaxLinear historical statement of operations for the six months ended June 30, 2016.

(i)
Acquired property and equipment will be depreciated over the estimated remaining useful life, which is approximately two years on a weighted average basis. Research and development expense in the unaudited pro forma condensed combined statement of operations has been adjusted to reflect incremental depreciation expense for the six months ended June 30, 2016 and for the year ended December 31, 2015.

(j)
To record estimated income taxes for the six months ended June 30, 2016 and the year ended December 31, 2015 based on the statutory tax rates in the jurisdictions in which the acquired business operates.

The proforma adjustments exclude the impact of items with a nonrecurring effect on the proforma condensed combined statements of operations, including the amortization of inventory step-up of $5.6 million and amortization of intangible assets related to product backlog of $2.4 million for the wireless infrastructure access business and the wireless infrastructure backhaul business; the related assets have useful lives of less than 12 months.

5. Significant Accounting Policies
Inventory
Acquired inventory consists principally of work in process and finished goods and is stated at fair market value upon acquisition. Acquired inventory is presented net of excess and obsolete provisions.
Property and Equipment, Net
Acquired property and equipment consists principally of lab equipment and software and is stated at fair market value upon acquisition.
Intangible Assets
Identifiable intangible assets acquired include both a finite-lived intangible assets and in-process research and development, or IPR&D. The fair value of intangible assets is based on management’s preliminary valuation as of the acquisition date. Estimated useful lives (where relevant for the purposes of these unaudited proforma condensed

MaxLinear, Inc. and Wireless Infrastructure Backhaul Business
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

combined financial statements) are based on the time periods during which the intangibles are expected to result in substantial incremental cash flows. Such estimates are preliminary and subject to change.
The following is a summary of identifiable intangible assets acquired and the related expected lives for the finite-lived intangible assets (in thousands):

Category	Estimated Life	Fair Value
Finite-lived intangible assets:
Developed technology	7	$21,000
Customer-related intangible	2.5	12,000
Covenants not-to-compete	3	800
Product backlog	0.5	1,900
		35,700
Indefinite-lived intangible assets:
IPR&D	N/A	23,800
Total identifiable intangible assets acquired		$59,500
The preliminary fair value of finite-lived intangible assets and in-process research and development, or IPR&D, of approximately $59.5 million was determined using the income approach. Under the income approach, an intangible asset's fair value is equal to the present value of future economic benefits to be derived from ownership of the asset. Indications of value are developed by discounting future net cash flows to their present value at market-based rates of return. More specifically, the fair value of the developed technology, IPR&D and backlog assets was determined using the multi-period excess earnings method, or MPEEM. MPEEM is an income approach to fair value measurement attributable to a specific intangible asset being valued from the asset grouping’s overall cash-flow stream. MPEEM isolates the expected future discounted cash-flow stream to its net present value. Significant factors considered in the calculation of the developed technology and IPR&D intangible assets were the risks inherent in the development process, including the likelihood of achieving technological success and market acceptance. Each project was analyzed to determine the unique technological innovations, the existence and reliance on core technology, the existence of any alternative future use or current technological feasibility and the complexity, cost, and time to complete the remaining development. Future cash flows for each project were estimated based on forecasted revenue and costs, taking into account the expected product life cycles, market penetration, and growth rates. Developed technology will begin amortization immediately. The fair value of in-process research and development was capitalized as of the acquisition date and is subsequently accounted for as an indefinite-lived intangible asset until completion or abandonment of the associated research and development efforts. Accordingly, during the development period after the completion of the acquisition, these assets will not be amortized into earnings; instead, these assets will be subject to periodic impairment testing. IPR&D will begin amortization upon the completion of each project. If any of the projects are abandoned, MaxLinear will be required to record impairment of the related intangible asset.
The table below details MaxLinear’s estimated amortization expense for the next five fiscal years and thereafter of the finite-lived intangible assets of the wireless infrastructure backhaul business acquired by Maxlinear as of June 30, 2016 (as if the acquisition of the wireless infrastructure backhaul business had occurred on June 30, 2016) (in thousands):

Year ended December 31,	Amount
2016	$5,933
2017	8,067
2018	8,067
2019	3,133
2020	3,000
Thereafter	7,500
$35,700

Warranty
The wireless infrastructure backhaul business provides a limited warranty on its products and accrues for the expected cost at the time of shipment. The wireless infrastructure backhaul business estimates its warranty costs based on historical failure rates, known product warranty issues, and related repair or replacement costs.

MaxLinear, Inc. and Wireless Infrastructure Backhaul Business
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

6. Commitments and Contingencies

The Business has been and may continue to be subject to claims that arise from time to time in the ordinary course of business, including those involving product liability, intellectual property, commercial, employment, and antitrust matters. In August 2016, a complaint was filed against Broadcom and MaxLinear in connection with MaxLinear's acquisition of certain assets (Note 7).

On July 1, 2016, MaxLinear assumed a lease entered into by Broadcom, under which MaxLinear is leasing the facility used by the wireless infrastructure backhaul business located in Herzliya Pituach, Israel. The lease end date is December 31, 2017 with the option to extend the lease period an additional six months. As of July 1, 2016, total future minimum lease payments under this lease are approximately $1.4 million, which includes $0.5 million and $0.9 million for the six months ending December 31, 2016 and the year ending December 31, 2017, respectively. The lease contains an obligation to return the facility to its pre-lease condition, which is estimated to be approximately $0.05 million at July 1, 2016. This asset retirement obligation and corresponding asset has been included in the assets acquired and liabilities assumed in the accompanying unaudited pro forma condensed combined balance sheet.

MaxLinear is not responsible for any obligations of the wireless infrastructure backhaul business incurred by Broadcom prior to July 1, 2016, other than the assumed liabilities which include, among other things, warranty obligations up to a maximum of approximately $0.5 million for products sold prior to closing of the acquisition, a payable to Broadcom as reimbursement of costs to terminate employees of the wireless infrastructure backhaul business, and liabilities for technologies acquired or related to matters disclosed in the statement of assets acquired and liabilities assumed of the wireless infrastructure backhaul business as of June 30, 2016 (as filed as Exhibit 99.1 to this Form 8-K/A). The liabilities assumed are based on management's estimates. Actual amounts paid or to be paid could differ from these estimates.

7. Subsequent Events

On August 2, 2016, Trango Systems, Inc., or Trango, filed a complaint in the Superior Court of California, County of San Diego, Central Division (Case No. 37-2016-00026197-CU-BC-CTL) against Broadcom and MaxLinear alleging fraud, negligent misrepresentation, breach of contract, intentional interference with economic relations, negligent interference with economic relations, intentional interference with prospective economic relations, negligent interference with prospective economic relations, unlawful and unfair business acts and practices, and aiding and abetting.  The case relates to a chipset MaxLinear acquired in connection with MaxLinear's recent acquisition of certain assets from Broadcom.  The case was only recently filed and is in the preliminary stages.  The plaintiff seeks general and special damages, pre-judgment interest, expenses and costs, statutory penalties, attorney’s fees, punitive damages, and injunctive relief.